EXHIBIT 31.3

CERTIFICATIONS

I, Nehemia Zucker, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of j2 Global Communications, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 5, 2009	By:	/s/ NEHEMIA ZUCKER
Nehemia Zucker
Chief Executive Officer
(Principal Executive Officer)